As filed with the Securities and Exchange Commission on October 24, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-127452
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-103318
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-99511
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-44416
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-57799
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-24047

UNDER

THE SECURITIES ACT OF 1933

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

California	95-2920557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

700 East Bonita Avenue

Pomona, California 91767

(909) 624-8041

(Address of Principal Executive Offices) (Zip Code)

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

2005 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENTS WITH TIMOTHY MCQUAY

NON-QUALIFIED STOCK OPTION AGREEMENTS WITH AL RONCO

NON-QUALIFIED STOCK OPTION AGREEMENTS WITH GEORGE SEEBART

NON-QUALIFIED STOCK OPTION AGREEMENTS WITH KEITH THOMPSON

1996 EMPLOYEE STOCK INCENTIVE PLAN

(Full title of the plans)

Victor M. Casini

Vice President

Keystone Automotive Industries, Inc.

700 East Bonita Avenue

Pomona, California 91767

(Name and address of agent for service)

(909) 624-8041

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Keystone Automotive Industries, Inc. filed on Form S-8 (collectively, the “Registration Statements”):

1. Registration Statement No. 333-127452 registering 1,850,000 shares of common stock under the 2005 Omnibus Incentive Plan

2. Registration Statement No. 333-103318 registering 75,000 shares of common stock under the Non-Qualified Stock Option Agreements with Timothy McQuay, Al Ronco, George Seebart and Keith Thompson

3. Registration Statement No. 333-99511 registering 500,000 shares of common stock under the 1996 Employee Stock Incentive Plan

4. Registration Statement No. 333-44416 registering 1,100,000 shares of common stock under the 1996 Employee Stock Incentive Plan

5. Registration Statement No. 333-57799 registering 370,000 shares of common stock under the 1996 Employee Stock Incentive Plan

6. Registration Statement No. 333-24047 registering 730,000 shares of common stock under the 1996 Employee Stock Incentive Plan (collectively, the “Plans”)

On October 12, 2007, Keystone Automotive Industries, Inc. (the “Company”) and LKQ Acquisition Company completed a merger (the “Merger”) of LKQ Acquisition Company with and into the Company pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of July 16, 2007, by and among the Company, LKQ Corporation and LKQ Acquisition Company, a wholly-owned subsidiary of LKQ Corporation (the “Merger Agreement”). In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements.

This Post-Effective Amendment to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to its Registration Statements on Form S-8 (Registration Nos. 333-127452, 333-103318, 333-99511, 333-44416, 333-57799, and 333-24047) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on October 24, 2007.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

By:	/s/ Joseph M. Holsten
Joseph M. Holsten
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements on Form S-8 (Registration Nos. 333-127452, 333-103318, 333-99511, 333-44416, 333-57799, and 333-24047) has been signed by the following persons in the capacities indicated on October 24, 2007.

Signatures	Title

/s/ Joseph M. Holsten	President and Director
Joseph M. Holsten	(principal executive officer and sole director)

/s/ Mark T. Spears	Vice President
Mark T. Spears	(principal financial and accounting officer)

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